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                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                              MICROSOFT CORPORATION

                                    ARTICLE I

                                  Shareholders

         1.1 Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may be submitted to such annual meeting, shall be held at the hour and on the date designated by the Board of Directors or an authorized committee of the Board of Directors, such date to be within 150 days of the end of the fiscal year.

         1.2 Special Meetings. Special meetings of the shareholders of the Corporation, for any purpose or purposes, may be called at any time by the Board of Directors or an authorized committee of the Board of Directors.

         1.3 Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of Washington as determined by the Board of Directors, or an authorized committee of the Board, pursuant to proper notice.

         1.4 Notice. Written or electronic notice of each shareholders' meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record, to the shareholder's address as it appears on the current record of shareholders of the Corporation.

         1.5 Quorum of Shareholders. At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

         Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

         If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of the Washington Business Corporation Act, as amended ("WBCA"), or of the Articles of Incorporation or of these Bylaws a different vote is required.

         1.6 Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the WBCA, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

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         1.7   Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         If no record date is fixed for such purposes, the date on which notice of the meeting is given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

         1.8 Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged by any applicable voting groups and in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or any shareholder's agent during the whole time of the meeting for the purposes thereof.

         1.9 Proxies. Shareholders of record may vote at any meeting either in person or by proxy. A shareholder may appoint a proxy to vote for the shareholder by submission of (a) an appointment form signed by the shareholder or the shareholder's attorney-in-fact, or (b) an electronic transmission sent in accordance with the provisions for electronic notice under Section 3.3. An appointment of proxy is effective when an appointment form or an electronic transmission (or documentary evidence thereof, including verification information) is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the shareholder, unless the appointment form or electronic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event the Corporation must tabulate the votes in a manner consistent with that limitation or direction. An appointment of proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form or electronic transmission.

         1.10 Organization of Meeting. The officer designated by the Chief Executive Officer (or in his absence, any other officer designated by the Board of Directors) may call any meeting of shareholders to order and shall be the Chairman thereof. The Secretary of the Corporation, if present at any meeting of its shareholders, shall act as the Secretary of such meeting. If the Secretary is absent from any such meeting, the Chairman of such meeting may appoint a Secretary for the meeting.

         1.11 Order of Business. The Chairman of a meeting of shareholders, determined in accordance with Section 1.10, shall have discretion to establish the order of business for such meeting subject to any specific order established by the Board of Directors.

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                                   ARTICLE II

                               Board of Directors

         2.1 Number and Qualifications. The business affairs and property of the Corporation shall be managed by a Board of not less than three directors nor more than eleven directors. The number of directors may at any time be increased or decreased by resolution of the Board of Directors or by the shareholders at the annual meeting. Directors need not be shareholders of the Corporation or residents of the State of Washington.

         2.2 Election - Term of Office. The directors shall be elected by the shareholders at each annual shareholders' meeting to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

         2.3 Regular Meetings. Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board may determine, and, if so determined, no notice thereof need be given. A regular meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held.

         2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon the call of a majority of directors, the Chief Executive Officer or the Chief Operating Officer.

         2.5 Notice. No notice is required for regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given in a manner described in Section
3.3 at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice.

         2.6 Waiver of Notice. A director may waive notice of a special meeting of the Board of Directors either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be in given in accordance with the requirements of written or electronic notice in
Section 3.3. Attendance or participation of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends or participates for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

         2.7 Quorum of Directors. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

         2.8 Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Bylaws of Microsoft Corporation--Page 3

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         2.9   Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, or the Secretary of the Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

         2.10 Vacancies. Unless otherwise provided by the WBCA, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, may fill the vacancy.

         2.11 Compensation. The Board of Directors shall have the sole authority to fix the amount of compensation of directors.

         2.12 Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members one or more committees, each of which:

               a.   Shall have two (2) or more members;

               b. Shall be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board; and

               c. To the extent provided in such resolution, shall have and may exercise all the authority of the Board, except no such committee shall have the authority to:

                    (1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

                    (2) Approve or propose to shareholders action which the WBCA requires to be approved by shareholders;

                    (3) Fill vacancies on the Board or on any of its committees;

                    (4)  Amend the Articles of Incorporation;

                    (5)  Adopt, amend, or repeal the Bylaws;

                    (6) Approve a plan of merger not requiring shareholder approval; or

                    (7) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board.

                                   ARTICLE III

                    Special Measures Applying to Meetings of
        Shareholders, the Board of Directors and Committees of the Board

         3.1 Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be accomplished without a meeting if the action is taken by all the members of the Board or all the members of the committee, as the case may be. The action must be evidenced by one or more consents describing the action to be taken, given by all directors or all members of the committee, as the case may be, to the Corporation for inclusion in the minutes in a manner equivalent to written or

Bylaws of Microsoft Corporation--Page 4

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electronic notice under Section 3.3. Directors' consents may be given either before or after the action taken.

         Action taken by unanimous consent is effective when the last director consents to the action, unless the consent specifies a later effective date.

         3.2 Use of Communications Equipment. Meetings of the shareholders, the Board of Directors and committees of the Board may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

         3.3 Oral, Written and Electronic Notice. Terms used in this Bylaw shall be as defined in the WBCA.

         Oral notice may be communicated in person or by telephone, wire or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner.

         Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage, to the address as it appears on the current records of the Corporation; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

         Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be provided in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the shareholder or by the shareholder's attorney-in-fact. Subject to contrary provisions in the WBCA, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law. A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

                                   ARTICLE IV

                                    Officers

         4.1 Positions. The officers of the Corporation may consist of a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (who may be designated as Corporate Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents), a Secretary and a Treasurer as appointed by the Board of Directors or the Chief Executive Officer. The Corporation may have such additional or assistant officers (sometimes referred to as "additional officers") as the Board of Directors, Chief Executive Officer or Chief

Bylaws of Microsoft Corporation--Page 5

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Operating Officer may deem necessary for its business and may appoint from time to time. The Board of Directors shall also have the authority, but shall not be required, to designate officers as the Chief Operating Officer, the Chief Financial Officer or similar such titles. Any two or more offices may be held by the same person.

         If a director/officer has not been designated as Chairman, or if the designated Chairman is not present at a meeting, the Board of Directors shall elect a Chairman from amongst its members to serve as Chairman of the Board of Directors for such meeting. The Chairman shall preside at all meetings of the Board of Directors, and shall have such other powers as the Board may determine.

         4.2 Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter, or may be left vacant. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's earlier death, resignation, or removal.

         4.3 Authority and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, shall see that all orders, actions and resolutions of the Board of Directors are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with the Bylaws, such other authorities and duties as prescribed by the Board.

         4.4 Authority and Duties of Other Officers. Each officer other than the Chief Executive Officer shall have the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with the Bylaws, the duties prescribed by the Board of Directors, by the Chief Executive Officer, or by an officer authorized by the Board to prescribe the duties of such officer. Any designation of duties by the Chief Executive Officer or other officer shall be subject to review by the Board of Directors but shall be in full force and effect in the absence of such review.

         4.5 Compensation and Contract Rights. The Board of Directors shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board of Directors shall have authority to appoint a Compensation Committee and may delegate to such committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

         4.6 Resignation or Removal. Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or the Corporation. Any such resignation is effective when the notice is given, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

         The Board of Directors, by majority vote of the entire Board, may remove any officer or agent, with or without cause. An officer or assistant officer, if appointed by another officer, may also be removed by any officer authorized to appoint officers or assistant officers. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.7 Vacancies. If any office becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term or leave such office vacant.

Bylaws of Microsoft Corporation--Page 6

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                                    ARTICLE V

                    Certificates of Shares and Their Transfer

         5.1 Issuance; Certificates of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board of Directors considers the consideration to be adequate. Shares may but need not be represented by certificates. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the WBCA or the law of a predecessor corporation and after the effective date of these Bylaws shall state:

               a. The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

               b.   The name of the person to whom issued; and

               c. The number and class of shares and the designation of the series, if any, which such certificate represents.

         The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

         5.2 Rules and Regulations Concerning the Issue, Transfer and Registration of Shares. The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer and registration of shares of stock. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall authorize. The Board of Directors shall have power and authority to appoint from time to time one or more transfer agents and registrar of the shares of stock.

         5.3 Shares without Certificates. The Board of Directors may authorize the issue of some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by the WBCA.

                                   ARTICLE VI

                                Books and Records

         6.1 Books of Accounts, Minutes, and Share Register. Except as otherwise provided by law the Corporation:

               a. Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation;

               b.   Shall maintain appropriate accounting records;

               c. Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

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               d.   Shall keep a copy of the following records at its principal office:

                    (1) The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

                    (2) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

                    (3) The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

                    (4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

                    (5) All communications to shareholders generally within the past three (3) years;

                    (6) A list of the names and business addresses of its current directors and officers; and

                    (7) Its most recent annual report delivered to the Secretary of State of Washington.

         6.2 Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Secretary, an assistant secretary, or other officer authorized by the Board.

Adopted:  August 22, 2002.

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